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                                                                       Exhibit 5
SCHIFF HARDIN & WAITE
A Partnership Including Professional Corporations

7200 Sears Tower, Chicago, Illinois  60606-6473
Telephone (312) 876-1000   Facsimile (312) 258-5600





W. Brinkley Dickerson, Jr.
(312) 258-5633


                                   September 28, 1995



Delphi Information Systems, Inc.
3501 Algonquin Road, Suite 500
Rolling Meadows, Illinois 60008

Ladies and Gentlemen:

          We have acted as special counsel to Delphi Information Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-3 under the Securities Act of 1933, as amended (the "Act"), of 714,280 shares of the Company's Common Stock, par value $.10 par share (the "Shares"), to be resold by the Selling Stockholders. We have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion, and based thereon, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to Registration Statement No. 33-62427 on Form S-3 filed by the Company with the Securities and Exchange Commission under the Act.

                              SCHIFF HARDIN & WAITE



                              By/s/ W. Brinkley Dickerson, Jr.
                                -------------------------------
                                    W. Brinkley Dickerson, Jr.


CHI2:13000.2  09.28.95 2.07